                                                                     EXHIBIT 3.6

                             ASSET SALE AGREEMENT

THIS AGREEMENT dated the   15    day of      January    , 1998.
                         -------        ----------------

BETWEEN:       North American Movie Network  (herein called "NAMN")  a company
       --------------------------------------               ------
duly incorporated pursuant to the laws of the state of     Nevada    whose
                                                     ----------------
mailing address is: 1822 Lakeland Drive, Dallas, Texas 75218   AND:          TEN
                   -------------------------------------------           -------
Private Cable Systems Inc. (herein called "TEN") whose home office is located
-------------------------
at:  1826 Mast Tower Rd, Vancouver, BC, V6H 4B6, Canada.
     --------------------------------------------------

WHEREAS:

A. NAMN wishes to sell TEN certain `on-demand' pay-per-view (PPV) movie system assets including equipment and contracts located in the U.S.A. These systems are installed and operating.

B. NAMN is a company wholly owned by Bill Massey, a director and insider of TEN, a reporting public company incorporated in Canada and listed and traded on the Vancouver Stock Exchange.

C. Subject to regulatory approval, TEN wishes to purchase from NAMN certain PPV assets to expand its core business.

D. Because of Bill's insider position and as a director of TEN, NAMN will sell the PPV assets in Exhibit A for NAMN's cost. There will be no profit made on the transaction by Bill or his company, NAMN.

NOW THEREFORE in consideration of the mutual covenants and promises herein contained, and for other good and valuable consideration (the receipt and sufficiency of which is expressly acknowledged by each of the parties hereto), the parties hereby agree as follows:


1.0  Sale of Assets
-------------------
1.1. NAMN wishes to sell its PPV assets to TEN for $205,120 US plus PPV movie revenue collected from the systems specified in Exhibit A from January, 1998 to closing on March 15, 1999. The final total amount will be attached to this agreement as Exhibit B, and will include all PPV movie revenue collected from the hotel systems.

1.2 The purchase price to be paid by TEN will be NAMN's cost plus any cash collected from the systems before closing.

1.3 NAMN agrees to charge no interest until March 15, 1999 on the balance owed NAMN by TEN.

1.4 TEN will pay NAMN a balloon cash payment at closing for the total amount due attached as Exhibit B to this agreement.

1.5 DEFAULT: Should TEN not be able to pay NAMN the balloon cash payment at closing, then default shall be deemed to have occurred. At which time, interest on the amount due will accrue at the rate of 1.5% per month on the outstanding balance owed by TEN.

1.6 If default has occurred, at NAMN's option and in lieu of accruing interest, the amount owed at closing may be exchanged for TEN common stock or a combination of cash and common stock, pending regulatory approval.

1.7 If the debt owed is exchanged for stock as per 1.5 above, the value per share will be the greater of $0.15 per share or the average trading stock price of TEN prior to closing as allowed and approved by the regulatory authorities.

1.8 NAMN must approve of the final stock price allowed by the regulatory authorities before any exchange of stock for debt is consummated.

2.0 General Provisions
----------------------
2.1 The laws of the province of British Columbia constitute the proper law of this Agreement, and the parties hereto absolutely and irrevocably attorn to the Courts of British Columbia to settle any dispute which arises out of this Agreement.

2.2 This Agreement is binding upon the parties and their respective successors or permitted assigns.

2.3 Should any provision of this Agreement be unenforceable, uncertain or adjudged to be invalid, then the offending provision shall be struck from this Agreement as if it were never included herein and the remainder of the Agreement shall stand as a binding and enforceable contract existing between the parties.

2.4  This Agreement constitutes the whole of the Agreement between the parties.

2.5 This Agreement may only be amended by instrument in writing signed by each of the parties hereto.

IN WITNESS WHEREOF the parties have hereunto applied their respective hands and seals as and of the day and year first above written.


SIGNED, SEALED AND DELIVERED BY:    SIGNED, SEALED AND DELIVERED BY:

North American Movie Network Inc    TEN Private Cable Systems Inc
by its authorized signatories:      by its authorized signatories:

/s/ Bill Massey                     /s/ Bill Massey
-------------------------------     -------------------------------
Bill Massey. President              Bill Massey C.E.O.



Exhibit A
                    Contracts and Equipment Assigned to TEN

Hotel                                    Address              City         State   Zip   #of rooms  System
---------------------------------  -------------------  -----------------  -----  -----  ---------  ------
1.   Ramada Resort Palm Springs    1800 East Palm Canyon  Palm Springs       CA    92442    255       VOD

2.   Wilson World Hotel & Suites   2325 Stemmons          Dallas             TX    75207    240       VOD

3.   Holiday Inn South             I-95 & Hwy 204       Savannah           GA     31419        177    VOD

4.   Bilmar Beach Resort           10650 Gulf Blvd      Treasure Island    FL     33706        172    VOD

5.   St Petersburg Holiday Inn     5250 Gulf Blvd       St Petersburg      FL     33706        189    VOD

6.   Holiday Inn Baymeadows        9150 Baymeadows      Baymeadows         FL     32256        249    VOD















Exhibit B


TO: TEN Private Cable Systems Inc (TEN)                  From: North American Movie Network (NAMN)
(TEN)
          1826 Mast Tower Rd                                    1822 Lakeland Drive
          Vancouver, BC, V6H 4B6                                Dallas, TX, 75218

---------------------------------------------------------------------------------------------------------------------------
Base Purchase Price (per room ) *      $                                  160.00      US$
---------------------------------------------------------------------------------------------------------------------------
                                                                                                                        ----------
HOTEL                                                  Holiday Inn South                            Rooms                  177
                                                       -------------------------------------------                      ----------
Location                                               Savannah, Georgia                            Contract Term           54
                                                       -------------------------------------------                      ----------

Base Purchase Price                                    $                                  28,320
                                                       -------------------------------------------
Revenue - Jan. 98 through March 15th                   $                                  10,883    TOTAL PRICE to TEN  $  39,203
99
                                                       -------------------------------------------                      ==========

                                                                                                                        ----------
HOTEL                                                  Bilmar Beach Resort                          Rooms                  172
                                                       -------------------------------------------                      ----------

Location                                        Bilmar Beach, Florida                        Contract Term remaining        30
                                                -------------------------------------------                             ----------

Base Purchase Price                             $                                   27,520
                                                -------------------------------------------
Revenue - Jan. 98 through March 15th 99         $                                   11,295   TOTAL PRICE to TEN         $  38,815
                                                -------------------------------------------                             ==========

                                                                                                                        ----------
HOTEL                                           Wilson World Hotel & Suites                  Rooms                         240
                                                -------------------------------------------                             ----------
Location                                        Dallas, Texas                                Contract Term remaining        30
                                                -------------------------------------------                             ----------

Base Purchase Price                             $                                   38,400
                                                -------------------------------------------
Revenue - Jan. 98 through March 15th 99         $                                   15,465   TOTAL PRICE to TEN         $  53,865
                                                -------------------------------------------                             ==========

                                                                                                                        ----------
HOTEL                                           St. Petersburg - Holiday Inn                 Rooms                          189
                                                -------------------------------------------                             ----------
Location                                        St. Petersburg, Florida                      Contract Term remaining        30
                                                -------------------------------------------                             ----------

Base Purchase Price                             $                                   30,240
                                                -------------------------------------------
Revenue - Jan. 98 through March 15th 99         $                                   11,375   TOTAL PRICE to TEN         $  41,615
                                                -------------------------------------------                             ----------

                                                                                                                        ----------
HOTEL                                           Ramada Resort Hotel                          Rooms                          255
                                                -------------------------------------------                             ----------
Location                                        Palm Springs, California                     Contract Term remaining        68
                                                -------------------------------------------                             ----------

Base Purchase Price                             $                                   40,800
                                                -------------------------------------------
Revenue - Jan. 98 through March 15th 99         $                                   12,910   TOTAL PRICE to TEN         $  53,710
                                                -------------------------------------------                             ----------

                                                                                                                        ----------
HOTEL                                           Holiday Inn Baymeadows                       Rooms                         249
                                                -------------------------------------------                             ----------
Location                                        Jacksonville, Florida                        Contract Term remaining        60
                                                -------------------------------------------                             ----------

Base Purchase Price                             $                                   39,840
                                                -------------------------------------------
Revenue - Jan. 98 through March 15th 99         $                                    9,879   TOTAL PRICE to TEN         $  49,719
                                                -------------------------------------------                             ----------

                                                Total PPV Rooms Purchased                                      1,282

                                                Purchase Price for rooms                     $               205,120

                                                Collected PPV revenue                        $                71,807
                                                                                            -------------------------
                                                TOTAL DUE IN US $                            $               276,927
                                                                                            =========================
                                                                CDN exchange                                 0.66639
                                                                                            -------------------------
                                                TOTAL DUE IN CDN $$                          $               415,562
                                                                                            =========================



Signed 15th day of March, 1999                                  /s/ Bill Massey
       ----        -----  ----                                  ---------------
                                                         President, NAMN
                                                         Bill Massey

                         MASTER LEASE         Duplicate
                                              ---------

     Master Lease Agreement ("Master Lease") NoCPE/TEN/399 effective as of March
     ----------------------------------------------------- ----------   --------
     15. 1999 between:
     ---------

     "Lessor"                      "Lessee"
     --------                      --------
     CapitalPlus Equity, LLC       T.E.N. Private Cable Systems, Inc.
     6925 Union Pak Center         800-1006 Beach A venue Suite 520 8th Floor
     Midvale, UT 84047             Vancouver, B.C. V6E IT7, Canada

IN CONSIDERATION of the mutual promises contained in this Master Lease the parties agree as follows:

1. Properties Leased: Title. Lessor agrees to lease to Lessee, and Lessee agrees
   --------------------------
to Lease from Lessor such equipment and features (collectively called "Equipment" and individually called a "Leased item") described in each Supplementary Schedule executed from time to time pursuant to this Master Lease. Each Supplementary Schedule shall be deemed to incorporate all the terms and conditions of this Master Lease, contain such additional terms as Lessor and Lessee shall agree upon and constitute an agreement separate and distinct from any other Supplementary Schedule. In the event of a conflict between provisions of this Master Lease and a Supplementary Schedule, the provisions of the Supplementary Schedule shall apply.

It is expressly understood that the Equipment is, and shall at all times remain, personal property. Lessee shall have no right, title or interest in the Equipment except as expressly provided in this Master Lease. If Lessee is supplied with a label or marking showing the ownership of the Equipment, Lessee agrees to attach such label in a prominent place on the Equipment. Upon request of Lessor, Lessee shall provide a written waiver by any party having an interest in the real property where the Equipment is or may be located waiving any claim to the Equipment.

2. Term and Termination of Master Lease and Supplementary Schedules. The term of
   ------------------------------------------------------------------
this Master Lease shall commence on the date set forth above and shall continue in effect so long as any Supplementary Schedule entered into pursuant to this Master Lease remains in effect.

Each Supplementary Schedule shall set forth the term of the lease (the "Initial Lease Term"), the rent for the Leased Items ("Basis Rent"), and any other payment terms. Lessee's obligation to pay Basic Rent for leased Equipment covered by a Supplementary Schedule shall begin on the Acceptance Date, as defined on the Supplementary Schedule. If the Acceptance Date is not the first day of a month, the Basic Rent due for the first partial month shall consist of the regular periodic Basic Rent prorated on the basis of a 30-day month from and including the Acceptance Date to and including the last day of such month, and shall be payable on the first Basic Rent payment date. Basic Rent thereafter shall be for the number of months and in the amount set forth on the Supplementary Schedule. If the installation date of any Leased Item of Equipment precedes the Acceptance Date, Lessee shall pay pro rata Basic Rent based on a 30-day month from and including the installation date to and excluding the Acceptance Date, which amount shall be payable on the first Basic Rent payment date. Lessee or Lessor may terminate the lease as to a Supplementary Schedule, in whole or in part to be effective only at the expiration of the Initial Lease Term or any Renewal or Extension Term, as such terms are hereinafter defined, by giving, the other party three (3) months written notice before such expiration. If three (3) months prior notice of termination is not given, the Initial Term, Renewal Term, or Extension Term as the case may be, shall automatically extend for an additional period of three (3) months (an "Extension Term") on the same terms provided during the Initial Lease Term (Initial Lease Term, Extension Term and Renewal Term are collectively called "Lease Term"). No notice of termination may be revoked without the prior written consent of the other party.

3. Rent. Payment. Late Payment Rate. This Master Lease and each Supplementary
   ----------------------------------
Schedule constitute a net lease and Lessee agrees that its duty to perform its obligations under this Master Lease, including without limitation, the obligation to pay all Basic Rent and other sums payable (" Additional Rent"), (Basic Rent and Additional Rent are hereinafter collectively called "Rent"), and the rights of Lessor and of any Assignee of Lessor, as such term is defined in
Section 18 in and to such performance and Rent are absolute and unconditional and are not subject to any abatement, reduction, setoff, defense, counterclaim or recoupment due or alleged to be due, by reason of any past, present or future claims which Lessee may have against Lessor, any Assignee, the manufacturer or vendor of the Equipment or against any person for any reason whatsoever.

Whenever any payment of Rent is not made within ten (10) days of its due date, Lessee shall pay interest on such amount from its due date at the rate of one and one-half percent (1 1/2%) per month of the maximum interest rate legally permissible, whichever is less (the "Late Payment Rate").

4. Selection and Acceptance. Lessee has either (i) entered into a contract with
   --------------------------
a manufacturer or supplier to purchase the Leased Items, in which event the execution hereof by Lessee shall constitute an assignment by Lessee to Lessor of Lessee's rights under such purchase contract, Lessee agreeing to execute any other documents of assignment as may reasonably be required by such manufacturer, supplier or by Lessor, or (ii) selected the Leased Items and hereby requests Lessor to purchase the same from a manufacturer or supplier and arrange for delivery at Lessee's expense, or (iii) selected the Leased Items from used equipment available through the Lessor. Lessee has reviewed and approved the terms of any purchase, licensing or maintenance agreement with the manufacturer and/or vendor of the Equipment covering the Equipment. In no event shall Lessor be responsible for delays of the manufacturer, supplier or transporter. Lessee acknowledges, warrants and represents that: (i) it has made the selection of each Leased Item based on its own judgement and expressly disclaims any reliance upon statements made by Lessor, (ii) Lessee understands and agrees that neither the manufacturer, the vendor, nor any salesman or other agent of the manufacturer or vendor is an agent of Lessor, and that no representation as to the Equipment or any other matter by the manufacturer, the vendor, or any salesman or other agent of the manufacturer or the vendor, shall in any way affect Lessee's duty to pay Rent and to perform its other obligations hereunder, and (iii) as of the Acceptance Date as between Lessee and Lessor, a Certificate of Acceptance with respect to each Leased Item ("Certificate of Acceptance") which shall be conclusive evidence of the foregoing. If after ten
(10) days of delivery of the Equipment, Lessee fails to deliver either such Certificate of Acceptance or a written notification of any defects in the Equipment, the Equipment shall be conclusively presumed to be accepted by Lessee as of the delivery date, and such date shall be the Acceptance Date. Lessee hereby authorizes Lessor to complete the Equipment serial numbers and Acceptance Date on Lessee's behalf on any Supplementary Schedule which is returned by Lessee without such information.

5. Warranties. Disclaimer of Warranties and Limitation of Damages. Lessor
   ----------------------------------------------------------------
warrants to Lessee that as long as Lessee is not in default under this Master Lease and any Supplementary Schedule, Lessor or any Assignee shall not interfere with Lessee's right of quiet enjoyment and use of the Equipment described on each Supplementary Schedule. Lessor also warrants that the Equipment, if supplied by the Lessor under Section 4 (iii), shall be eligible for the standard maintenance agreement provided by its manufacturer, unless otherwise stated. If it is determined that the Equipment is not eligible for the manufacturer's standard maintenance agreement at the time of installation, Lessor shall be liable only for those expenses authorized by Lessor in advance and incurred by Lessee to render the Equipment eligible.

LESSOR MAKES NO OTHER WARRANTIES, EXPRESS OR IMPLIED, OF ANY KIND RELA TING TO THE EQUIPMENT, INCLUDING ANY WARRANTY OF MERCHANT ABILITY, FITNESS FOR ANY PURPOSE OR USE, OR THAT THE EQUIPMENT SHALL SATISFY OR CONFORM TO ANY LAW, RULE, REGULATION, SPECIFICATION OF ANY CONTRACT OR PURCHASE ORDER RELATING THERETO; AS TO LESSOR, LESSEE LEASES THE EQUIPMENT "AS IS".

Lessor shall have no liability to Lessee for any claim, loss or damage caused or alleged to be caused directly, indirectly, incidentally or consequentially by the Equipment, by any inadequacy thereof or deficiency or defect therein, by any incident whatsoever in connection therewith, arising in strict liability or negligence. Notwithstanding the foregoing, Lessor shall be liable to Lessee for Lessor's negligence of willful misconduct.

6. Assignment of Manufacturer's Warranties. Lessor assigns any assignable
   -----------------------------------------
manufacturer's warranties to Lessee for the duration of the Lease Term. Lessee shall take all reasonable action to enforce such warranties. Lessor, at the sole expense of Lessee, shall provide reasonable assistance to Lessee in enforcing such warranties.

7 .Representations and Warranties of Lessee. Lessee represents and warrants the
  -------------------------------------------
following for the benefit of Lessor and any Assignee:

(a) Lessee is a legal entity, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and in each jurisdiction where the Equipment shall be located and has adequate corporate power to enter into and perform this Master Lease and each Supplementary Schedule;

(b) This Master Lease and each Supplementary Schedule have been duly authorized, executed and delivered by Lessee and constitute a valid. legal and binding agreement of Lessee, together enforceable in accordance with their terms, subject to enforcement limitations imposed by state or federal laws generally affecting the rights of creditors;

(c) The execution, delivery and the performance by Lessee of its obligations under this Master Lease and each Supplementary Schedule shall not violate any judgement, order, law or governmental regulation applicable to Lessee or any provision of Lessee's articles of incorporation, by-laws or other organizational documents or result in any breach of or constitute a default under any instrument or agreement to which Lessee is a party or by which Lessee or its assets may be bound or result in the creation of any lien, charge, security interest or encumbrance upon the Equipment.

(d) To the best of Lessee's knowledge, there are no actions, suits or proceedings pending before any court, administrative agency, arbitration tribunal or governmental body which shall, if determined adversely to Lessee, materially adversely affect its ability to perform its obligations under this Master Lease, each Supplementary Schedule or any related agreement to which it is a party;

(e) Lessee is not a tax-exempt entity under the Internal Revenue Code of 1986, as amended ("the Code").

If requested, Lessee will provide for each Supplementary Schedule an incumbency certificate or other document identifying the signatures and establishing the authority of the signers of the lease documents.

8.   Liens and Taxes. Lessee shall, at its expense, keep the Equipment free and
     ---------------
clear of, and indemnify and hold Lessor harmless from, all levies, liens and encumbrances except for those created by Lessor or any Assignee. Lessee shall timely file all tax returns and pay when due all federal, state and local charges and taxes attributed to the Equipment, its use or possession (together with any related interest or penalties arising from an act or omission of Lessee) including but not limited to sales, use, excise, gross receipt and property taxes, but excluding only any tax based on or measured solely by Lessor's net income. Lessee shall make available to Lessor upon request evidence of all tax filings and payments. All sums incurred or expended by Lessor or Lessee pursuant to this Section and Section 9 shall be deemed Additional Rent.

9.   Installation. Maintenance and Repair. Lessee shall be responsible for the
     ------------------------------------
expense of delivery, installation, repair and maintenance of the Equipment. Lessee agrees to keep the Equipment in good repair, condition and working order and to furnish all parts, mechanisms and devices which may be required in the course of so doing. Lessee shall, at its sole expense, enter into and keep in force a standard maintenance agreement with the manufacturer of the Equipment or such other party as may be reasonably acceptable to Lessor and shall provide a copy of such agreement upon request of Lessor. Upon request, Lessee shall provide to Lessor a letter from the manufacturer certifying the Equipment as eligible for manufacturer's standard maintenance agreement no later than ten
(10) days after de-installation of the Equipment. In the event the letter is not provided, Lessor, at the sole expense of Lessee, may have the Equipment stage-tested and certified by the manufacturer.

During Lessee's normal business hours, Lessee shall permit access to the Equipment to install "no charge" engineering changes in order to keep the Equipment at current engineering levels. If Lessee has refused to obtain or allow installation of engineering changes during the Lease Term, Lessor may, at Lessee's sole expense, obtain and have such engineering changes installed upon the return of the Equipment.

10.  Equipment Inspection and Use. Lessor may inspect the Equipment, Lessee's
     ----------------------------
equipment log and maintenance records upon prior notice to Lessee during normal business hours and in accordance with Lessee's security procedures.

11.  Risk of Loss. Damage or Destruction. Lessee assumes and shall bear the
     -----------------------------------
entire risk of partial or complete loss, damage, theft, destruction, condemnation, requisition or taking by eminent domain or other interruption or termination of use of the Equipment from any cause, whether or not through any fault of Lessee, from the date on which the Equipment is shipped until the Equipment is returned to and received by Lessor (the "Possession Period") from the Manufacturer, Supplier, or Lessor, as applicable.

If any Leased Item is damaged and is capable of being repaired, Lessee shall promptly notify Lessor in writing and within sixty (60) days of such damage shall, at its sole expense, make any repairs necessary to return the Leased Item to its previous condition. Provided Lessee is not in default under this Master Lease or any Supplementary Schedule and has paid in full for the repairs (which repairs shall be deemed accessions to the Equipment) Lessee shall be entitled to receive any insurance proceeds received by Lessor or any Assignee in connection with such damage. If Lessee has not paid in full for the repairs, any insurance proceeds shall be fIrst applied to pay for such repairs.

In the event that any Leased Item is taken or condemned by a governmental authority, destroyed, damaged beyond repair, lost, or stolen ("Event of Loss"), Lessee must promptly notify Lessor and Assignee in writing and Lessee shall elect either to (i) pay to Lessor or Assignee, as the case may be, on the next Basic Rent payment date following the Event of Loss, an amount equal to: (a) the full replacement value of the Leased Item measured as of the date of the Event of Loss, plus (b) all Rent accrued on such Leased Item up to the date of payment, plus ( c) all unpaid Rent allocated to such item for the balance of the Lease Term discounted at the Prime Rate as reported by the Wall Street Journal
                                                           -------------------
on the Acceptance Date as defined in the Supplementary Schedule of such item (together ( a)(b )( c ), "Casualty Value") and upon payment in full, Lessee's obligation to pay Rent for the Leased Item shall cease; or (ii) continue all Rent payments under the applicable Supplementary Schedule, without interruption, and replace the damaged Equipment with Equipment of identical model, manufacturer and condition ("Replacement Equipment") as soon as practicable after the occurrence of the Event of Loss. Lessee shall cause the Replacement Equipment to be delivered to a location acceptable to Lessor and shall convey title (lien free) to the Replacement Equipment to Lessor whereupon the Replacement Equipment shall become subject to all of the terms and conditions of this Master Lease and the applicable Supplementary Schedule. Provided Lessee is not in default under this Master Lease and any Supplementary Schedule and has paid in full the Casualty Value or has paid in full for the Replacement Equipment, Lessee shall be entitled to receive any insurance proceeds or other recovery received by Lessor or any Assignee of Lessor in connection with such Event of Loss.

If Lessee elects to replace the Equipment, Lessee shall immediately reimburse Lessor in an amount reasonably determined by Lessor to make Lessor whole on an after tax basis for any loss, recapture or unavailability of any tax credit and/or deduction.

12.  Insurance. At all times during the Possession Period, Lessee shall, at its
     ---------
sole expense, carry: (i) all-risk property damage insurance in an amount not less than the Casualty Value for each Leased Item and (ii) comprehensive general liability insurance in an amount not less than one million dollars ($1,000,000.00). Each such policy shall (i) name Lessor and any Assignee as additional insured and loss payees as their interests may appear; (ii) provide that such policy may not be canceled or altered without thirty (30) days prior notice to Lessor and Assignee; and (iii) provide that the interest of Lessor and Assignee shall be insured regardless of the breach or violation by Lessee of any warranties, declarations or conditions contained in such policies. Lessee shall promptly provide Lessor with original signed certificates of insurance. Upon Lessor's written consent, Lessee may act as a self-insurer and shall provide a letter to Lessor so stating.

13.  Indemnity. Except for Lessor's negligence or willful misconduct, Lessee
     ---------
shall indemnify and hold Lessor and Assignee harmless from and against any loss, claims, costs, expenses, damages and liabilities, at law or in equity including reasonable attorney's fees, arising out of, connected with or resulting from this Master Lease, each Supplementary Schedule, or any Leased Item including, but not limited to, the selection, use, possession, leasing, operation, control, maintenance, delivery or return of each Leased Item, and claims for Lessee's infringement of any trademark, patent or copyright and claims for property damage, personal injury or wrongful death arising in strict liability or negligence. Lessee's obligations hereunder shall survive the expiration of this Master Lease with respect to acts or events occurring or alleged to have occurred before the return of any Leased Item to Lessor.

14.  Default. The occurrence of any of the following events shall constitute an
     -------
event of default ("Event of Default") under this Master Lease and a Supplementary Schedule:

(a) The nonpayment by Lessee of any Rent under a Supplementary Schedule when due when such nonpayment continues for a period often (10) days.

(b) The failure by Lessee to perform or observe any other term, covenant, or condition of this Master Lease or such Supplementary Schedule, which is not cured within ten (10) days after notice to Lessee from Lessor or Assignee.

(c) Any affirmative act of insolvency by Lessee, or the filing by Lessee of any petition or action under any bankruptcy, reorganization, insolvency, arrangement, liquidation, dissolution, or moratorium law, or any other law or laws for the relief of or relating to debtors.

(d) The filing of any involuntary petition against Lessee under any bankruptcy, reorganization, insolvency, arrangement, liquidation or dissolution, or any law for the relief of or relating to debtors which is not dismissed within sixty
(60) days
thereafter, or the appointment of any receiver, liquidator, or trustee to take possession of any substantial portion of the properties of Lessee, unless the appointment is set aside or expires within sixty (60) days from the date of said filing or appointment.

(e) The subjection of a substantial part of Lessee's property or any Leased Item covered by such Supplementary Schedule to any levy, seizure, assignment, or sale for or by any creditor or governmental agency.

(f) The material untruth of any representation of warranty made by Lessee in this Master Lease or in any Supplementary Schedule or in any document furnished by Lessee to Lessor or Assignee in connection with this Master Lease or any Supplementary Schedule or with respect to the acquisition or use of any Leased Item covered by that Supplementary Schedule.

15.  Remedies. Upon the happening of any Event of Default, Lessee shall, without
     --------
demand, immediately pay to Lessor, as liquidated damages and not as a penalty, an amount equal to the Casualty Value of the Equipment covered by the defaulted Supplementary Schedule. Upon payment of the entire amount of the Casualty Value, Lessee may retain possession of the Equipment and use it under all of the terms and conditions of the Lease until the expiration of the Initial Lease Term without the payment of Basic Rent. Lessee shall, however, remain liable for Additional Rent and for Rent which may become due under any Renewal or Extension Term.

If Lessee fails to pay the entire Casualty Value immediately, Lessor may terminate all of Lessee's rights to possession of the Equipment and without notice to Lessee, enter upon Lessee's premises and take possession of the Equipment and lease or sell (at public or private sale), the same, or any portion thereof, in such a manner and for such purpose as Lessor shall elect. The proceeds of such lease or sale shall be applied by Lessor as follows: (i) first, to pay all costs and expenses incurred by Lessor as a result of the default including Attorney's fees of thirty percent (30%) of the Casualty Value;
(ii) second, to pay Lessor an amount equal to Casualty Value to the extent not previously paid by Lessee; and (iii) third, to reimburse Lessee for any Casualty Value to the extent previously paid. Any surplus remaining thereafter shall be retained by Lessor. Lessee shall remain liable to Lessor until payment is made in full of the foregoing amounts plus interest computed at the Late Payment Rate.

No remedy referred to in this Section 15 is intended to be exclusive but each shall be cumulative and Lessor shall be entitled to exercise any remedy available under the Uniform Commercial Code and other remedies at law or in equity. TO THE EXTENT PERMITTED BY LAW, LESSEE HEREBY WAIVES THE FOLLOWING RIGHTS AND REMEDIES: Lessee's right to cancel or repudiate the lease, to recover Rent and security paid, to cover and recover damages, to recover identified equipment, to obtain specific performance, to revoke acceptance, to acquire a security interest in the Equipment, to hold and dispose of the Equipment, to deduct damages from Rent due, and to recover incidental and consequential damages.

16.  Performance of Lessee's Obligations. Should Lessee fail to make any payment
     -----------------------------------
or do any act required in this Master Lease or any Supplementary Schedule, Lessor has the right, but not the obligation, to make or do the same and to pay, purchase, contest or compromise any encumbrance, charge or lien which in the judgement of Lessor affects the Equipment, and in exercising any such rights, incur any liability and expend any reasonable amounts it deems necessary. Any action by Lessor on behalf of Lessee pursuant to this Section shall not be deemed to release Lessee from any obligation under this Master Lease or any Supplementary Schedule. All sums incurred and expended by Lessor pursuant to this Section shall be immediately payable as Additional Rent.

17.  De-installation and Return of Equipment. Upon the expiration or earlier
     ---------------------------------------
termination of the Lease Term (the "Expiration Date"), Lessee shall, at its sole expense, de-install and return the Equipment to Lessor in good repair, condition and working order, ordinary wear and tear resulting from proper use excepted, to a location in the continental United States specified by Lessor. If Lessee keeps the Equipment five (5) business days beyond the Expiration Date, Lessee shall pay to Lessor as Additional Rent on a daily basis for each day from the Expiration Date until the Equipment is returned to Lessor, One Hundred Fifty percent (150%) of the Daily Rent, as hereinafter defined, for the Leased Item. "Daily Rent" is determined by dividing the monthly Basic Rent for the Leased Item by thirty (30).

18.  Assignment by Lessor. Lessee understands and agrees that Lessor or any
     --------------------
Assignee may, in one or more transactions, assign, pledge, mortgage, transfer, sell or grant a security interest or otherwise dispose of (collectively an " Assignment" and each party to whom a transfer is made, an " Assignee") all or part of Lessor's interest in any Supplementary Schedule, (including its right to all or any portion of Rent) this Master Lease and anyone or more Leased Items. Such Assignments shall be made subject to the rights of Lessee under this Master Lease and the Supplementary Schedule. Lessee agrees: (i) to execute promptly such acknowledgments, agreements, opinions of counsel and other instruments as may be reasonably requested by Lessor or Assignee from time to time in connection with such Assignment; and (ii) to comply fully with the terms of any such Assignment.

In the event of an Assignment, Lessor or Assignee shall notify Lessee of such Assignment and each Assignee shall then be entitled to all of the rights, powers and privileges of Lessor hereunder or under the applicable Supplementary Schedule to the extent these have been assigned. No Assignment shall relieve Lessor of its obligation's; no Assignee shall be required to perform Lessor's obligations under this Master Lease or under a Supplementary Schedule except as set forth herein, it being the intent of Lessor to assign the benefits but not the obligations hereunder. Lessor and Lessee acknowledge and agree that no such Assignment shall be deemed materially to impair the prospect of obtaining return performance by, materially to change the duty of, or materially to increase the burden of risk imposed on Lessee hereunder.

19.  Assignment. Subleasing and Relocation b Lessee.
     ----------------------------------------------

     ASSIGNMENT: UPON THIRTY (30) DA YS PRIOR NOTICE TO LESSOR AND ASSIGNEE,
     ----------
LESSEE MAY ASSIGN ITS RIGHTS, POWERS, PRMLEGES AND OBLIGATIONS UNDER THIS MASTER LEASE AND A SUPPLEMENTARY SCHEDULE PROVIDED (1) LESSOR SHALL HAVE APPROVED THE ASSIGNEE IN ITS REASONABLE DISCRETION, (11) LESSEE SHALL COMPLY WITH THE PROVISIONS OF THIS SECTION REGARDING RELOCATION OF THE EQUIPMENT, AND
(I11) NO ASSIGNMENT SHALL RELIEVE LESSEE OF ITS OBLIGATION UNDER THIS MASTER LEASE AND THE APPLICABLE SUPPLEMENTARY SCHEDULE.

     SUBLEASING: PROVIDED LESSEE IS NOT IN DEFAULT UNDER THIS MASTER LEASE OR
     ----------
ANY SUPPLEMENTARY SCHEDULE, LESSEE MAY NOTIFY LESSOR THAT IT DESIRES TO SUBLEASE THE EQUIPMENT ON THAT SUPPLEMENTARY SCHEDULE. SUCH NOTICE SHALL BE GIVEN TO LESSOR AT LEAST TEN (10) BUSINESS DA YS BEFORE THE PROPOSED SUBLEASE AND SHALL SPECIFY THE NAME AND ADDRESS OF THE PROPOSED SUBLESSEE, LOCATION AND MOVEMENT DATE FOR THE EQUIPMENT AND TERMS AND CONDITIONS OF THE PROSPECTIVE SUBLEASE. UNLESS LESSEE IS LEASING TO AN AFFILIATE APPROVED BY LESSOR; LESSEE SHALL SUBLEASE THE EQUIPMENT TO LESSOR IF LESSOR MATCHES OR EXCEEDS THE TERMS AND CONDITIONS OF THE PROSPECTIVE SUBLEASE WITHIN FIVE (5) BUSINESS DAYS AFTER LESSOR RECEIVES THE REQUIRED NOTICE. LESSEE MAY NOT SUBLEASE THE EQUIPMENT UNLESS (1) SUCH NOTICE HAS BEEN GIVEN TO LESSOR, (11) LESSOR IN ITS SOLE DISCRETION SHALL HAVE APPROVED THE CREDIT OF THE PROPOSED SUBLESSEE, AND (Ill) LESSEE SHALL COMPLY WITH THE PROVISIONS OF THIS SECTION 19 REGARDING
RELOCATIONS OF THE EQUIPMENT. NO SUBLEASE SHALL DISCHARGE OR DIMINISH LESSEE'S OBLIGATIONS UNDER THIS MASTER LEASE AND ANY SUPPLEMENTARY SCHEDULE AND SUBLESSEE'S RIGHTS WITH RESPECT TO THE EQUIPMENT SHALL BE EXPRESSLY MADE
SUBJECT AND SUBORDINATE TO THE RIGHTS OF LESSOR AND ASSIGNEE.

Relocation: Provided Lessee is not in default under this Master Lease or any
----------
Supplementary Schedule and upon ten (10) business days prior notice to Lessor, Lessee may relocate the Equipment within the continental United States provided:
(i) the activities of the entity using the Equipment are subject to tax under the Code and the entity is not a tax exempt organization or a state, federal or local government unit; (ii) upon Lessor's request, Lessee files or cooperates in filing Financing statements or other documents necessary to continue in effect any security interest in the Equipment; (iii) upon Lessor's request, Lessee shall provide proof of insurance for transportation and in the new location of the Equipment and (iv) Lessee promptly pays all costs, including additional property or use taxes, resulting from relocation.

20.  Upgrades. Provided Lessee is not in default under this Master lease and a
     --------
Supplementary Schedule, Lessee shall notify Lessor that it desires to add upgrades to the Equipment no less than forty-five (45) days before the desired date of installation stating when and what upgrades Lessee intends to obtain. Within ten (10) business days after Lessor receives that notice Lessor may offer such upgrades (the "Offer") to Lessee. Lessee may accept this offer or seek other bona fide offers from third parties, the credit of which shall have been approved by Lessor in its sole discretion ("Third Party Offer"). Lessee shall notify Lessor of any more favorable Third Party Offer. Lessee shall obtain the upgrades from Lessor if Lessor at least matches the Third Party Offer within five (5) business days after Lessor's receipt of Lessee's notice. If that Lessee leases upgrades from Lessor, their lease shall be under a Supplementary Schedule the terms of which, other than the Initial Lease Term Acceptance Date and Rent, shall be the same as those applicable to the Leased Item to which the upgrades relate.

All upgrades must qualify for a manufacturer's maintenance agreement and be maintained in accordance with Section 9 of this Master Lease. At the end of the Lease Term, Lessee shall remove all upgrades which are readily removable without causing material damage or impairment of the intended function or use of the Equipment. Upgrades which are not so removable shall become the Lessor's property (lien free) at the end of the Lease Term.

21.  Renewal Options. Lessee may elect to renew the Initial Lease Term of a
     ---------------
Supplementary Schedule for a period not less than twelve (12) months (a "Renewal Term"). (However, no Lease Term shall exceed seventy-two (72) months.) Lessee's renewal option is subject to the following terms and conditions:

(a) Lessee must notify Lessor of its exercise of the option at least three (3) months before the expiration of the Lease Term.

(b) All of the terms of the Supplementary Schedule other than the length of the Renewal Term and the Rent shall remain the same. The Rent shall be the Fair Rental Value, as hereinafter defined, of the Equipment as of commencement of the Renewal Term. "Fair Rental Value" is defined as the value upon which a willing Lessor and a willing Lessee would agree, for the term involved, each respectively under no compulsion to lease. Fair Rental Value as of the end of the Initial Lease Term shall be determined by agreement of Lessor and Lessee or, if they cannot agree, then by an independent appraiser selected by Lessor and satisfactory to Lessee. The cost of such appraisal shall be paid equally by Lessor and Lessee.

(c) Upon notice, Lessor may substitute equipment of the same model and type for the Equipment, at Lessor's expense and in its sole discretion.

22.  Purchase Option. Provided Lessee is not in default under this Master Lease
     ---------------
and a Supplementary Schedule, Lessee may notify Lessor that it desires to purchase all or part of the Equipment on that Supplementary Schedule. The notice shall be given at least three (3) months before the expiration of a Lease Term. Lessor agrees to sell to Lessee, at the end of the Lease Term and upon terms and conditions as are acceptable to Lessor and Lessee, the Equipment or, at Lessor's sole option. equipment of the same model, types and condition which shall be installed at Lessor's expense at the same location as the Equipment. The purchase price for such Equipment shall be its Fair Market Value, as hereinafter defined. "Fair Market Value" is defined as that purchase price that would be obtained in an arm's length transaction as of the end of the Lease Term between informed and willing parties under no compulsion to buy or sell. If Lessor and Lessee cannot agree upon the purchase price, such amount shall be determined by an independent appraiser selected by Lessor and satisfactory to Lessee. The cost of such appraisal shall be paid equally by Lessor and Lessee.

23.  Financing Statements. Lessee agrees to execute UCC financing statements and
     --------------------
any other instruments necessary to perfect Lessor's or Assignee's interest in this Master Lease, any Supplementary Schedule(s), any Leased Item and all Rent due. Lessee agrees that Lessor is authorized to file financing statements without the signature of Lessee and, where signature is required, Lessee appoints Lessor its attorney-in-fact to, upon notice, execute such financing statements. Lessor may file a copy of this Master Lease and appropriate Supplementary Schedule(s) as a financing Statement.

24.  Financial Statements. Lessee agrees promptly to furnish to Lessor, upon
     --------------------
request, audited financial statements for the most recent period.

25.  Suspension of Obligations of Lessor. Before delivery of any Leased Item,
     -----------------------------------
Lessor's obligations shall be suspended to the extent that it is hindered or prevented from complying because of labor disturbances, acts of God, accidents, failure of the manufacture or supplier to tender or deliver any Leased Item, governmental regulations or interference, or any cause whatsoever not within the sole and exclusive control of Lessor.

26.  Effect of Waiver. No delay or omission to exercise any right or remedy by
     ----------------
Lessor or Lessee shall be a waiver of any such right or remedy, nor shall a waiver of any single breach or default. Any waiver, permit, consent, or approval on the part of Lessor, Lessee or their assigns, of any breach or default under this Master Lease, and any Supplementary Schedule must be in writing.

27.  Notice.  Any notice under this Master Lease and Supplementary Schedule must
     ------
be in writing and shall be deemed received by a party on the day it is delivered to that party at the address set forth on the Supplementary Schedule or at any other address previously specified in writing "the Notice Address" or, if sent by certified mail, on the fifth business day after the day on which mailed to the Notice Address. If this Master Lease and any Supplementary Schedule has been assigned by either Lessor or Lessee, notice shall also be given to the assign(s).

28.  Arbitration and Legal Action. Any controversy or claim arising out of this
     ----------------------------
Master Lease, including any breach except default by Lessee, or relating in any other way to Lessor, must be settled by final and binding arbitration in the County of Dallas, Texas, in accordance with the rule, then applying, of the American Arbitration Association, and final judgement upon the decision rendered may be entered in any court of competent jurisdiction. The parties waive their right to seek remedies in court, including the right to a jury trial. As specifically agreed, however, Lessor reserves the right to seek legal remedies in any court of competent jurisdiction in the instance of Lessee's default. This Master Lease and each Supplementary Schedule shall be governed by, and construed in accordance with, the laws of the State of Texas, without giving effect to the principles of conflict of laws. The parties specifically agree this Master Lease was made, and performance begun, at Lessor's headquarters, whose address is listed on page one of this Master Lease. Lessee voluntarily and affirmatively agrees the sole jurisdiction of any legal action or arbitration pursuant to or regarding this Master Lease, or any related dealing with Lessor shall be in the state courts of the State of Texas, with proper venue in either the City of Irving or the County of Dallas, Texas. Any action against Lessor shall be commenced within one year after the cause of action accrued.

29.  Entire Agreement. Lessor and Lessee acknowledge that there are no
     ----------------
agreements or understandings, written or oral, between them with respect to the Equipment, other than as set forth herein and in each Supplementary Schedule and that this Master Lease and each Supplementary Schedule contain the entire agreement between Lessor and Lessee. Neither this Master Lease nor any Supplementary Schedule may be altered, modified, terminated, or discharged except by writing signed by the party against whom enforcement of such alteration, modification, termination or discharge is sought.

30.  Severability and Successors. Any provisions of this Master Lease and any
     ---------------------------
Supplementary Schedule prohibited by or unlawful or unenforceable under any applicable law of any jurisdiction shall be, at the sole option of Lessor, ineffective as to such jurisdiction without invalidating the remaining provisions of this Master Lease. Each Supplementary Schedule shall be binding upon and inure to the benefit of Lessor, Lessee, their respective successors, and assigns except as expressly provided for herein.

31.  Additional Features. If the Equipment delivered pursuant to any
     --------------------
Supplementary Schedule contains any additional features not originally requested or ordered by Lessee, Lessee grants Lessor, at Lessor's option and additional expense, the right to remove or deactivate them. Such removal or deactivation shall be promptly performed by the manufacture or another party acceptable to Lessee upon the request of Lessor, at a time convenient to Lessee.

32.  Miscellaneous Equipment. Lessor shall provide only necessary items (such as
     -----------------------
cables, manuals, kickplates, and microfiche) as required to have the Equipment accepted for the manufacture's maintenance agreement. Additional items (such as specific length cables) shall be provided at Lessee's expense.

33.  Substitution. Before delivery, Lessor, with prior approval from Lessee
     ------------
which approval shall not by unreasonably withheld, may provide Leased Items which shall meet or exceed the performance specifications of the Leased Items described on the applicable Supplementary Schedule.

34.  Headings. Section heading are for convenience only and shall not be
     --------
construed as part of this Master Lease or any Supplementary Schedule.

35.  Software. Lessee and Lessor acknowledge that the Equipment on a
     --------
Supplementary Schedule may include certain software ("Software") in which Lessor and Lessee have no ownership or other proprietary rights. Where required by the Software owner or manufacture, Lessee shall enter into a license or other agreement for the use of the Software. Any Software agreement shall be separate and distinct from this Master Lease and any Supplementary Schedule, and Lessor and Assignee shall not have any right or obligations thereunder. In the event the Basic Rent on a Supplementary Schedule includes an amount attributable to the financing by Lessor of Lessee's fee for use of the Software, Lessee agrees that such amounts shall be deemed Additional Rent and subject to Section 3 and 4 hereunder.

IN WITNESS WHEREOF, Lessee and Lessor have caused this Master Lease to be executed as set forth below.

LESSOR:                            LESSEE

CapitalPlus Equity, LLC            T.E.N .Private Cable Systems, Inc.

BY: /s/ Lon D. Secrist             BY: /s/ Bill Massey
----------------------             -------------------

NAME: Lon D. Secrist               NAME: Bill Massey
--------------------               -----------------

TITLE: ASSISTANT SECRETARY         TITLE: CEO
--------------------------         ----------

Date: MARCH 15, 1999               Date: MARCH 15, 1999
--------------------               --------------------

ASSIGNMENT


Pursuant to Master Lease No. CPE/TEN/399 dated March 15, 1999 between CapitalPlus Equity, LLC as Lessor with offices at 6925 Union Park Center, Suite 520, Midvale, UT 84047 and T.E.N. Private Cable Systems, Inc. as Lessee with offices at 800-1006 Beach Ave., Vancouver, B.C. V6E 1T7, Canada. In the Event of Default as defined in Section 14 of the Master Lease Agreement Lessee hereby assigns and transfers to Lessor effective March 18, 1999, all of Assignor's rights to receive rental payments and title to the equipment under certain Contracts as identified in Exhibit A attached Supplementary Schedule No.01. Terms used in this Assignment without definition shall have the same meanings given to them in the Master Lease Agreement.

IN WITNESS WHEREOF, ASSIGNOR and ASSIGNEE HAVE CAUSED THIS Agreement to be executed, and do each hereby warrant and represent that their respective signatories, whose signatures appear below, have been and are on the date of this Agreement duly authorized by all necessary and appropriate action to execute this Agreement.

ASSIGNOR:

T.E.N. Private Cable Systems, Inc.
By: /s/ Bill Massey
Name:  Bill Massey
Title: CEO

Date: March 22, 1999


ASSIGNEE:

CapitalPlus Equity, LLC

By: /s/ Lon D. Secrist

Name: Lon D. Secrist


Title: Asst. Secretary


Date: March 23, 1999

AMENDMENT NO.1


SUPPLEMENTARY SCHEDULE NO.01 UNDER MASTER LEASE AGREEMENT DATED MARCH 15.1999 (MASTER LEASE) BETWEEN CAPITALPLUS EQUITY. LLC AND T.E.N. PRIVATE CABLE SYSTEMS. INC.. AS LESSEE SHALL BE AMENDED AS FOLLOWS:


All monies payable under this Schedule No.01 are to be paid in United States Currency.


Except as modified herein. all other terms and conditions of the Master Lease, Schedule. Certificate of Acceptance. and the Notice shall remain in full force and effect.


IN WITNESS WHEREOF. the parties have executed this Amendment on this 22 day of March 1999.


Lessor:                       Lessee:
Capita1Plus Equity. LLC       T.E.N. Private Cable Systems. Inc.
By: ./s/ Lon D. Secrist       By: /s/ Bill Massey
Name: Lon D. Secrist          Name: Bill Massey

Title:  Asst. Secretary       Title: CEO

EXHIBIT A

Hotel Pay Per View (Nova Video On Call) Agreement dated October 7, 1998 between T.E.N. Private Cable Systems, Inc. (Operator) and CRI Hotel Partners Income Partners, L.P. dba Days Inn Scottsdale located at 4710 N. Scottsdale Road, Scottsdale, AZ 85251.

Hotel Pay Per View (Nova Video On Call) Agreement dated November 2, 1998 between T.E.N. Private Cable Systems, Inc. (Operator) and Baymeadows Holiday Inn located at 9150 Baymeadows Road, Jacksonville, FL 32256.

Hotel Pay Per View (Nova Video On Call) Agreement dated May 1, 1998 between T.E.N. Private Cable Systems, Inc. (Operator) and RAMADA RESORT PALM SPRINGS located at 1800 e. Palm Canyon Drive, Palm Springs, CA 92264.

Skylink America, Inc. Pay Per View Only Service Agreement dated June 7, 1996 between Skylink America and BILMAR HOTEL, INC. located at 10650 Gulf Blvd., Treasure Island, Florida.

Skylink America, Inc. Pay Per View Only Service Agreement dated October 22, 1996 between Skylink America and WILSON WORLD HOTEL & SUITES located at 2325 Stemmons Highway, Dallas, Texas.

Skylink America, Inc. Pay Per View Only Service Agreement dated February 15, 1997 between Skylink America and HOLIDA y INN HOTEL & SUITES located at 5250 Gulf Blvd., St. Petersburg, Florida.

                                                            Original

MASTER LEASE DATED MARCH 15, 1999         SUPPLEMENTARY SCHEDULE NO.01

FULL LEGAL NAME AND ADDRESS OF LESSEE   MANUFACTURER OR SUPPLIER OF EQUIPMENT

T.E.N. Private Cable Systems, Inc.,
800-1006 Beach Ave.

Vancouver, BC V6E 1T7, Canada



PERSON TO CONTACT:  William Massey         REPRESENTED BY:



                         DESCRIPTION OF EQUIPMENT LEASED


                              See Attached Continuation Pages -


Acceptance Date:         The earlier of the date that the last Leased Item of
                         Equipment described above (a) was installed and certified eligible for manufacturer's maintenance, or
                         (b) was inspected and accepted as satisfactory by Lessee for all purposes of the Master Lease and this Supplementary Schedule. For used equipment obtained from Lessee for leaseback, the Acceptance Date shall be the date Lessor pays Lessee for the Equipment.

Commencement 4101199
             --------
Date: Starting on the first day of the First Full Month following the Acceptance Date.

Initial Lease Term:

             60 month
             --------

Basic Rent:  $2.717.00   Payable monthly in advance on the first day of each
             ---------
                         month during the Initial Lease Term.

Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Equipment described above on the terms and conditions set forth above and pursuant to and subject to all terms and conditions of that Master Lease dated March 20, 1995 between Lessee and Lessor which is incorporated herein by reference, and the attached Addendum, if so indicated in the Additional Provisions below.

LOCATION OF EQUIPMENT            ADDITIONAL PROVISIONS

Street or R. R.: See Attached Continuation Pages 1 -

Municipality:

County:

State/Zip Code:


LESSOR: CapitalPlus Equity, LLC    LESSEE: T.E.N. Private Cable Systems, Inc.,


(Assignee of Richlund Capital, Inc.)


By: /s/ Lon D. Secrist             By: /s/ Bill Massey
    ------------------                 ---------------

Name: Lon D. Secrist               Name: Bill Massey
      --------------                     -----------

Title: Asst. Secretary             Title: CEO
       ----------------                   ---

Date: March 15, 1999               Date: March 17, 1999
      ---------------                    --------------

        Master Lease Dated March 15, 1999, Supplementary Schedule No.01


                        Description of Equipment Leased


Equipment installed per Hotel will consist of the following:


One (1) Video On Call Headend Rack consists of:


30 Video Players
1 Equipment Rack 9 Modulators
1 System Manager Computers
0 Card Readers (a) (if credit card billing systems is used)

                    Misc. headend and in-room equipment

1 Set top boxes in each room including 5% spares (see below)

# Rooms     Hotel                        Location
172         Bilmar Beach,                Treasure Island, FL
189         Holiday Inn,                 St. Petersburg, FL 245 Wilson World Hotel, Dallas, TX
255         Ramada Resort,               Palm Springs, CA 165 Days Inn Scottsdale, Scottsdale,AZ
249         Baymeadows Holiday Inn,      Jacksonville, FL

                           CERTIFICATE OF ACCEPTANCE

The Undersigned Lessee acknowledges that the last Leased Item of Equipment described above was received by Lessee on__________ ("Acceptance Date") and all Equipment above was fully installed and in good working condition and after full inspection thereof accepts such Equipment as satisfactory for all purposes of the lease.

Lessee certifies that Lessor (i) has fully and satisfactorily performed all covenants and conditions to be performed by and under the Master Lease with the undersigned, and (ii) in accordance with Lessee's directions has delivered the equipment which was selected solely by the Lessee.

Lessee acknowledges that Lessor, relying on the Notice, will promptly pay vendor upon receipt of original invoice or Bill of Sale in proper form, for the Equipment accepted hereby, and that Basic Rent as specified in the Supplementary Schedule shall begin on the Acceptance Date so stated thereon and above.


T.E.N. Private Cable Systems Inc.



By:  /s/ Bill Massey
  ------------------


NAME: Bill Massey


Title. CEO.
       ---

Date: March 17, 1999

                             Personal Property Tax
                      Authorization And Equipment location

Per Richlund Capital, Inc. Master lease Dated March 15, 1999, Supplementary Schedule No.01 which has been assigned to CapitalPlus Equity llC, lessee is responsible for the filing and paying of all personal property taxes. The lease has been structured in this manner for the following reasons:

1. The lessee is more knowledgeable with respect to Equipment location;

2. The lessee is more knowledgeable with respect to the locality's laws and regulations regarding personal property taxes as well as any special concessions that may be available to the lessee;

3. It is much less of an administrative burden if the lessee files and pays personal property taxes directly than for lessor, to file and pay and then bill the Lessee for these taxes;

4. Chances of penalties and interest being added to the tax due to late payment are decreased; and

5. Lessor is obligated to collect sales tax on the property taxes amount if we rebill it to the Lessee.

Should any jurisdiction require that the Lessor file and pay property taxes, Lessor agrees to file, pay and invoice Lessee for property taxes in any such jurisdiction. In such cases, the Lessee should initiate and complete the necessary forms and forward them directly to Lessor for filing.

This letter will serve as a Limited Power of Attorney for the Lessee with respect to the filing and paying of personal property taxes on the above reference Lease. If the Lessee chooses not to file personal property taxes then list the City, County and State in which the Equipment on the attached Supplementary Schedule or Exhibit is located. Attach additional Schedules as needed.

Please check the appropriate box below then sign and return this letter to Lessor.

D The Lessee will be responsible for the filing and paying of personal property taxes as per Richlund Capital. Inc. Master Lease Agreement.
         ---------------------------------

D The Lessee requests that Lessor be responsible for the filing of personal property taxes on the Equipment outlined in the attached Supplementary Schedule or Exhibit. The Lessee has confirmed that the Location of Equipment shown on the attached Supplementary Schedule is correct and if not correct the Lessee has shown the changes to the City, County and State where the Equipment is located beside each respective piece of Equipment. The Lessee agrees and acknowledges that notwithstanding this elections, the Lessee remains liable for the payment of and may be billed for all personal property and other taxes attributable to the Equipment as provided in the Master Lease identified above between the Lessee and Lessor.

Agreed to and Accepted By: T.E.N. Private Cable Systems, Inc.,


By:  /s/ Bill Massey
  ------------------


NAME: Bill Massey


Title. CEO.
       ---
Date: March 17, 1999

                             INSURANCE CERTIFICATE
                             ---------------------
                                 REQUEST FORM
                                 ------------

March 15, 1999

Mr .William Massey
T.E.N .Private Cable Systems, Inc. 800-1006 Beach Avenue. 8th Floor Vancouver, B.C. V6E 1T7, Canada


RE: Richlund Capital, Inc. Master Lease Dated March 15, 1999, Supplementary Schedule No.01 Dear Mr. Massey:

As you are aware, the referenced lease has been assigned to CapitalPlus Equity, LLC by Richlund Capital, Inc. In connection with this assignment, we would appreciate your signing below and forwarding to your insurance agent this document authorizing the amendment of the existing coverage to include the equipment shown below and to include the interests of Richlund Capital, Inc. and CapitalPlus Equity, LLC as Additional Insured and loss Payee.

SCHEDULE NO. NO.01 -INSURANCE AMOUNT: $131.860.00
             ------                   -----------

MACHINE DESCRIPTION     SERIAL NO.
----------------------------------

See Attached Continuation Pages 1 -
-----------------------------------

Thank you for your assistance and please feel free to give me a call if your have any questions.


Very truly yours,


/s/ Lon D. Secrist


CapitalPlus Equity, LLC


SIGN: /s/ Bill Massey"    DATE: March 17, 1999

                  EQUIPMENT PURCHASE AGREEMENT           Duplicate


THIS AGREEMENT, made as of this 15th day of March, 1999, by and between CAPITALPLUS EQUITY, LLC fka Richlund Capital, Inc. having an office at 6925 Union Park Center, Suite 520, Midvale, Utah 84047 (hereinafter called "SELLER") and T .E.N. PRIVATE CABLE SYSTEMS, 1NC. a Washington corporation, having an office at 800-1006 Beach Avenue, 81h floor, Vancouver, BC V6E 1T7, Canada (hereinafter called "BUYER").

WITNESSETH, that in consideration of the mutual undertakings herein contained, the parties hereto agree as follows:

1. SALE: SELLER agrees to sell and BUYER agrees to purchase from SELLER the machines and features listed below in accordance with the terms and conditions specified herein.

MACHINE         MODEl/         SERIAL
QTY  TYPE   FEATURE   NUMBER   DESCRIPTION
---  ----  ---------  ------   -----------

               See attached Exhibit A

2.PURCHASE PRICE:   The purchase price of the Equipment is as follows:
                    $131,860.00
                     ($5,434.00) First and Last month's rent due on Lease Schedule No.
                        (250.00) Administration Fee
                         ------
               Total of $126,176.00 payable to T.E.N. Private Cable Systems, Inc.

which amount BUYER agrees to pay to SELLER upon execution of this Agreement, as set forth below, on or before delivery of the equipment to BUYER'S address (the "Closing Date") which shall be on or before March 25, 1999. Upon receipt of payment, a final Bill of Sale will be issued to T.E.N. Private Cable Systems, Inc. from CAPITALPLUS EQUITY, LLC.

3. RISK OF LOSS: Buyer shall bear all risk of damage or loss to the Equipment from fife, the elements or otherwise from and after the closing date.

4. TITLE: Title to the Equipment will be free and clear of all liens, claims and encumbrances of any kind and shall vest in BUYER by delivery of a Bill of Sale to BUYER, and upon payment of the entire purchase price.

5. EQUIPMENT: To the best of SELLER'S knowledge: (i) the Equipment is in good working order, condition, and appearance; and (ii) the sale, use, or operation of the Equipment does not violate or infringe the patent, trademark, trade name, or other rights of any party. Except as specifically set forth herein, SELLER makes no representations or warranties, express or implied, as to any matter whatsoever, including, without limitation, the selection, quality, or condition of the Equipment, its merchantability, its suitability, its fitness for any particular purpose, the operation or performance of the Equipment or the maintenance thereof or patent infringement or the like, and BUYER takes the Equipment AS IS, WHERE IS and with all faults. SELLER shall, in no event, be liable to BUYER for any indirect, special or consequential damages caused directly or indirectly, by any of the Equipment or inadequacy thereof for any purpose, or any deficiency or defect therein.

6. NOTICES: Any notice from either party to the other shall be given in writing to the address shown in the first paragraph of this Agreement, or to such other address as may be designated in writing by either party to the other, and shall be deemed to have been received when delivered in person or three days after deposited, postage prepaid, in the United States mail as Certified Mail-Return Receipt Requested, whichever occurs fIrst.

7. MISCELLANEOUS:

(a) This Agreement is the parties entire Agreement. It supersedes all prior negotiations and agreement respecting its subject matter. No representations or statement not contained herein shall be binding upon SELLER or BUYER as a warranty or otherwise, unless in writing and executed by the party to be bound thereby.

(b) This Agreement shall bind and benefit the parties hereto and their respective successors and assigns.

(c) This Agreement shall be governed by, and construed in accordance with, the laws of the state of Utah presently in force.

(d) This Agreement is subject to acceptance by BUYER at its offices in and shall only become effective on the date thereof.

(e) This Agreement may be executed in multiple counterparts, each of which shall be deemed to be an original and of equal force and effect.

(t) In the event BUYER defaults under the terms of this Agreement, SELLER shall be entitled to recover its reasonable attorney's fees and expenses in addition to any other remedy at law or in equity.

(g) Revisions or modifications of this Agreement shall not be effective unless it is in writing and signed by duly authorized officers of BUYER and SELLER


IN WITNESS WHEREOF, the parties have executed this Agreement to be effective the date first written above and do each hereby warrant and represent that its respective signatory has signed this Agreement below is on the date of this Agreement duly authorized by all necessary and appropriate corporate action to execute this Agreement.


SELLER:                       BUYER:

CAPITALPLUS EQUITY, LLC       T.E.N. PRIVATE CABLE SYSTEMS, INC.

BY: /s/ Lon D. Secrist"       BY: /s/ Bill Massey

NAME: Lon D. Secrist          NAME: Bill Massey

TITLE: Assist Secretary       TITLE: CEO

                                   Exhibit A

                        Description of Equipment Leased

Equipment installed per Hotel will consist of the following:

One (1) Video On Call Headend Rack consists of:

31 Video Players
1 Equipment Rack 10 Modulators
1 System Manager Computers
2 Card Readers (a) (if credit card billing systems is used)

      Misc. headend and in-room equipment

3 Set top boxes in each room including 5% spares (see below

# Rooms Hotel                   Location
173   Bilmar Beach,         Treasure Island, FL
190   Holiday Inn,          St. Petersburg, FL 245 Wilson World Hotel, Dallas, TX
255   Ramada Resort,        Palm Springs, CA 165 Days Inn Scottsdale, Scottsdale, AZ
249   Baymeadows Holiday Inn, Jacksonville, FL
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